Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in this Registration Statement on Form S-3 of our report dated March 11, 2009 relating to the financial statements of SmartHeat, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.   We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
June 24, 2009